UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   July 26, 2012

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 26, 2012, j2 Global, Inc. (the “Company”) completed the issuance and sale of $250 million aggregate principal amount of its 8.000% senior notes due 2020 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”) and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act.  The Notes were sold pursuant to a purchase agreement, dated July 19, 2012 (the “Purchase Agreement”), by and between the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchaser (the “Initial Purchaser”).  The Company estimates that the net proceeds from the offering are approximately $243 million, after deducting the Initial Purchaser’s discounts and commissions and the Company’s estimated offering expenses.

Indenture

The Notes are governed by an indenture dated as of July 26, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes bear interest at a rate of 8.000% per annum, payable semiannually in arrears in cash on February 1 and August 1 of each year, commencing on February 1, 2013. The Notes mature on August 1, 2020, and are senior unsecured obligations of the Company.  The Notes will not be guaranteed by any of the Company’s subsidiaries on the date of issue, because, as of such date, all of the Company’s existing domestic restricted subsidiaries are deemed Insignificant Subsidiaries (as defined in the Indenture).  If the Company or any of its restricted subsidiaries acquires or creates a domestic restricted subsidiary, other than an Insignificant Subsidiary, after the issue date, or any Insignificant Subsidiary ceases to fit within the definition of Insignificant Subsidiary, such restricted subsidiary is required to unconditionally guarantee, jointly and severally, on an unsecured basis, the Company’s obligations under the Notes.

The Indenture contains covenants that will limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries to (i) pay dividends or make distributions on the Company’s capital stock or repurchase the Company’s capital stock; (ii) make certain restricted payments; (iii) create liens or enter into sale and leaseback transactions; (iv) enter into transactions with affiliates; (v) merge or consolidate with another company; and (vi) transfer and sell assets. These covenants include certain exceptions.

A copy of the Indenture (including the Form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Indenture in this report is only a summary and is qualified in its entirety by the terms of the Indenture (including the Form of Note).

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement dated as of July 26, 2012 (the “Registration Rights Agreement”), with the Initial Purchaser.  Pursuant to the Registration Rights Agreement, the Company has agreed to use commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission (the “SEC”) so that holders of the Notes can exchange them for registered notes that have substantially identical terms.  The Company is required to pay additional interest on the Notes if it fails to comply with its obligations to register the Notes in accordance with the terms of the Registration Rights Agreement.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The description of the Registration Rights Agreement in this report is only a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS

On July 26, 2012, the Company issued a press release announcing the completion of its issuance and sale of the Notes in a private placement.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

4.1	Indenture dated as of July 26, 2012, between the Company and U.S. Bank National Association, as trustee (including Form of Note due 2020).

4.2	Registration Rights Agreement dated as of July 26, 2012, between the Company Merrill Lynch, Pierce Fenner & Smith Incorporated, as initial purchaser.

99.1	Press Release dated July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc.
(Registrant)

Date: July 26, 2012	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Indenture dated as of July 26, 2012, between the Company and U.S. Bank National Association, as trustee (including Form of Note due 2020).

4.2	Registration Rights Agreement dated as of July 26, 2012, between the Company Merrill Lynch, Pierce Fenner & Smith Incorporated, as initial purchaser.

99.1	Press Release dated July 26, 2012.